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                                                                    EXHIBIT 23.3







                    Independent Certified Public Accountants,


                             dated February 11, 2003




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-11 of our report dated January 15, 2003, relating to the financial statements of Behringer Harvard Mid-Term Value Enhancement Fund I LP, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Dallas, Texas
February 11, 2003